UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )

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☐	Soliciting Material Pursuant to §240.14a-12
MEDWAVE, INC.

(Name of Registrant as Specified in Its Charter)

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MEDWAVE, INC.
4382 ROUND LAKE RD WEST
ARDEN HILLS MN 55112-3923

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on March 19, 2007
          Notice is hereby given that the 2007 Annual Meeting of Stockholders of Medwave, Inc. (the “Company”) will be held on Monday, March 19, 2007, at 1:00 p.m., local time, at the St. Paul Hotel, 350 Market St., St. Paul, Minnesota, 55102 (the “Annual Meeting”), for the purpose of considering and voting upon:
1.	The election of one Class II Director for a three-year term; and

2.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
          The Board of Directors has fixed the close of business on February 14, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of common stock of the Company at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
          The Board of Directors of the Company recommends that you vote “FOR” the election of the nominee of the Board of Directors as a Class II Director of the Company.
          In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

Frank A. Katarow
Chief Executive Officer (interim)
Arden Hills, Minnesota
January 26, 2007
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE BY TELEPHONE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED BY TELEPHONE.

PROXY STATEMENT
PROPOSAL 1 ELECTION OF CLASS II DIRECTOR
AUDIT COMMITTEE REPORT TO SHAREHOLDERS
INDEPENDENT ACCOUNTANTS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
EXPENSES OF SOLICITATION
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
INCORPORATION BY REFERENCE
OTHER MATTERS

MEDWAVE, INC.
4382 ROUND LAKE RD WEST
ARDEN HILLS MN 55112-3923

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Monday, March 19, 2007
General Information
          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Medwave, Inc. (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Monday, March 19, 2007, at 1:00 p.m., local time, at the St. Paul Hotel, 350 Market St., St. Paul, Minnesota, 55102, and any adjournments or postponements thereof (the “Annual Meeting”).
          At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the election of one Class II Director for a three-year term, such term to continue until the annual meeting of stockholders in 2010 and until such director’s respective successor is duly elected and qualified.
Voting
          The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about February 19, 2007 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on February 14, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $.01 per share, at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of January 26, 2007, there were approximately 13,104,280 shares of common stock outstanding and entitled to vote at the Annual Meeting and approximately 100 stockholders of record. Each holder of a share of common stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.
          The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
          The affirmative vote of holders of a plurality of the votes cast by holders of shares of common stock present and represented by proxy and entitled to vote on the matter is required for the election of the Class II Director. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Class II Director and, therefore, will not have an effect on the election of the Class II Director.
          Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. You may also vote by telephone in accordance with the procedures on the Proxy Card. Common stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the nominee for the Class II Director listed in this Proxy Statement. It is not anticipated that any matters other than the election of the Class II Director will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

          Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
Telephone Voting Procedures
          The telephone authorization procedure is designated to authenticate proxies by use of a personal identification number. The procedures allow registered stockholders to authorize a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed Proxy Card. If you choose to authorize a proxy by telephone, you must do so prior to 1:00 p.m. Central Time on Friday, March 16, 2007. If you hold shares in a street name through a broker or bank, separate instructions for telephone proxy authorization may be provided on the voting instruction form provided by your broker or bank. Stockholders who return the Proxy Card are urged to specify their choices by marking the appropriate boxes on the card.
          The Annual Report of the Company, including financial statements for the fiscal years ended September 30, 2006 and September 30, 2005, is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.
          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE OF THE BOARD OF DIRECTORS AS THE CLASS II DIRECTOR OF THE COMPANY.
PROPOSAL 1
ELECTION OF CLASS II DIRECTOR
          At the Annual Meeting, one Class II Director will be elected to serve until the annual meeting of stockholders in 2010 and until such director’s successor is duly elected and qualified. The Board of Directors has nominated William D. Corneliuson for re-election as the Class II Director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Corneliuson as director. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominee has agreed to stand for re-election and to serve, if elected, as director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.
Vote Required For Approval
          A quorum being present, the affirmative vote of a plurality of the votes cast by holders of shares of common stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominee as Class II Director of the Company.
          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE OF THE BOARD OF DIRECTORS AS CLASS II DIRECTOR OF THE COMPANY.
The Board of Directors and Its Committees
          The Board of Directors of the Company held six meetings during fiscal year 2006 and once took action by unanimous written consent. During fiscal year 2006, each director attended every meeting of the Board and of the committees of which he was a member. The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

          Audit Committee. The Audit Committee selects the independent accounting firm to audit the Company’s financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company’s annual operating results, reviews the Company’s periodic disclosure related to its financial statements, considers the adequacy of the internal accounting procedures, considers the effect of such procedures on the accountants’ independence and establishes policies for business values, ethics and employee relations. The Audit Committee currently consists of three directors, James C. Hawley, as Chairman, Solomon Aronson, M.D. and William D. Corneliuson, each of whom is not an employee of the Company and is considered independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ Listing Standards and satisfy the other requirements for service on the Audit Committee set forth in Rule 4350 of the National Association of Securities Dealers’ Listing Standards. At this stage of the Company, the financial statements and accounting issues of the Company tend to be relatively straightforward. Accordingly, the Board of Directors has determined not to appoint an audit committee financial expert as that term is defined in Item 401 of Regulation S-K, though Mr. Corneliuson is considered financially sophisticated as such term is defined in Rule 4350(d)(2)(A) of the National Association of Securities Dealers Listing Standards. The Audit Committee has a written Charter adopted by the Board of Directors, which was amended and restated in February 2004 and was attached as Appendix B to our proxy statement for our 2004 Annual Meeting. A copy of this amended and restated Audit Committee Charter is available on our website at www.medwave.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address set forth on page 1. During fiscal year 2006, the Audit Committee held three meetings. The Audit Committee’s report to stockholders appears elsewhere in this Proxy Statement.
          Compensation Committee. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, reviews succession planning for senior management, reviews the options or stock to be granted to eligible persons under the Company’s 2004 Amended and Restated Stock Option Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee currently consists of two non-employee, independent directors, William D. Corneliuson, as Chairman, and Solomon Aronson, M.D., and held one meeting during fiscal year 2006. The Compensation Committee’s report on executive compensation appears elsewhere in this Proxy Statement.
          Nominating and Corporate Governance Committee. In February 2004, the Board of Directors of the Company established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees the qualification and nomination process for potential director candidates, reviews the continued qualification of existing directors and is responsible for corporate governance oversight. The Nominating and Corporate Governance Committee consists of two non-employee directors, William D. Corneliuson, as Chairman, and Solomon Aronson, M.D. The Nominating and Corporate Governance Committee held one meeting during fiscal year 2006. As required by Rule 4350(c) of the Nasdaq listing requirements, each member of the Nominating and Corporate Governance Committee is independent as defined in Rule 4200 of the Nasdaq listing requirements. The Nominating and Corporate Governance Committee has written charter adopted by the Board of Directors, which is available on the Company’s website at www.medwave.com and will be sent in paper form to any shareholder who submits a request to the Company’s Secretary at the address set forth on page 1.
          The Nominating and Corporate Governance Committee will review and consider director candidates who have been recommended by stockholders, with no regard to the source of the initial recommendation of the proposed candidate. Stockholders submitting candidates for consideration by the Nominating and Corporate Governance Committee should deliver a submission in writing to the Secretary of the Company and should follow the timing, informational and other requirements regarding stockholder proposals set forth in the Company’s By-laws or as set forth in Rule 14a-8 promulgated under the Exchange Act. Such proposal should specify whether the named person(s) should be considered by the Nominating and Corporate Governance Committee for inclusion as a Board of Directors nominee or whether the named person(s) are to be considered stockholder nominees under the By-laws. All securityholder recommendations for director candidates for election at the 2008 annual meeting of stockholders must be submitted the Secretary of the Company on or before October 22, 2007 and must include the following information:
•	The name and address of the securityholder;

•	A representation that the securityholder is a record holder the Company’s securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a8-(b)(2) under the Securities Exchange Act of 1934;

•	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•	A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

•	A description of all arrangements or understandings between the securityholder and the proposed director candidate; and

•	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.
          At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate exceptional ability and judgment, have an experience base useful to the Company and complementary to the other directors, and shall be expected to effectively interact with other members of the Board to serve the long-term interests of the Company and its stockholders. A stockholder wishing to nominate a director separately from the slate of directors nominated by the Company should follow the procedures described in this Proxy Statement under the heading “Submission of Stockholder Proposals for 2008 Annual Meeting.”
          Please note, the information contained on our website is not incorporated by reference in, or considered to be a part of this Proxy Statement.
Director Compensation
          Directors are not currently paid fees for attending meetings. Under the Stock Option Plan, each non-employee director receives an option to purchase shares of common stock upon his or her initial election to the Board. The two most recent appointments to the Company’s Board, Dr. Aronson in 2003 and Mr. Hawley in December 2006, were each granted an option to purchase 50,000 shares of common stock upon their appointment. Each such option is for a term of ten years and vests over a four-year period. In addition to awards upon appointment, after three years of service, each non-employee director annually receives a ten-year, non-qualified option to purchase 10,000 shares, which vests on the first anniversary of the date of grant if the director is still serving as a director. Pursuant to the Stock Option Plan, directors are also eligible for discretionary option grants. In January 2007, each of Messrs. Corneliuson and Katarow and Dr. Aronson were awarded an option to purchase 50,000 shares of common stock that vests over a four-year period.
Communication with the Board of Directors
          Any security holder desiring to send communications to the Board of Directors, or any individual director, may forward such document(s) to the Secretary of the Company at the Company’s office in Arden Hills, Minnesota. The Secretary of the Company will collect and organize such communications and forward all of them to the Board of Directors or the particular director, as the case may be.
          The Company does not have a policy with respect to directors’ attendance at the Company’s annual meeting. Timothy O’Malley, a former director, attended the Company’s 2006 annual meeting.

INFORMATION REGARDING NOMINEES AND DIRECTORS
     Set forth below is certain information regarding the directors of the Company, including the Class II Director who has been nominated for election at the Annual Meeting, based on information furnished by them to the Company. Mr. Corneliuson and Dr. Aronson each serve as members of the Company’s Compensation, Audit and Nominating and Corporate Governance Committees. Mr. Hawley serves as a member of the Company’s Audit Committee. Mr. Katarow had served as a member of the Company’s Audit Committee until he was appointed Interim Chief Executive Officer on September 21, 2006.

		Director
Name	Age	Since
Class I—Term Expires 2009
Solomon Aronson, M.D.	49	2003
James C. Hawley	52	2006

Class II—Term Expires 2010
William D. Corneliuson*	66	1999

Class III—Term Expires 2008
Frank A. Katarow	48	2002

*	Nominee for election.
          The principal occupation and business experience for at least the last five years for each director of the Company is set forth below.
          SOLOMON ARONSON M.D., FACC, FCCP, FAHA, has been a director of the Company since August 2003. Concurrently, Dr. Aronson is Professor and Executive Vice Chairman for Business Development and Finance for anesthesiology at Duke University Medical Center. He was previously Professor of Anesthesia and Critical Care at the University of Chicago and Chief of the Cardiothoracic and Vascular Anesthesia Division of the University of Chicago Hospitals and Clinics. In 1983, Dr. Aronson received his MD with honors in research from the Medical College of Wisconsin. In 1986, after completing his residency at the University of Texas where he served as Chief Resident in 1985, he was awarded a fellowship in cardiac and vascular anesthesia at the Texas Heart Institute in Houston. Following his fellowship in Texas, Dr. Aronson was recruited to the University of Chicago, Department of Anesthesia and Critical Care where he served as an instructor, assistant professor, and associate professor before being promoted to full professor in 1999. Dr Aronson is active in many professional organizations, including the American College of Cardiology, the American College of Chest Physicians, the American Heart Association, the American Society of Echocardiography for which he is Chair of the Intraoperative Council, the Society of Cardiovascular Anesthesiology for which he has been elected to serve on the Board of Directors, the National Board of Echocardiography for which he has also served on the Board of Directors, the American Society of Anesthesiology for which he serves on the Economic Committee, and the International Anesthesia Research Society. Dr. Aronson has recently been honored to serve through 2007 on the Anesthetic and Life Support Drug Advisory Committee for the FDA. He has also been honored with listings in “Who’s Who” & “How to Find the Best Doctors in America”. In 2000, 2001, and 2003, he was elected by his peers to “The Best Doctors in America”. Dr. Aronson has authored more than 75 journal articles, 40 book chapters, one textbook, and over 100 abstracts, and he has lectured extensively at universities throughout the United States and in many foreign countries.
          WILLIAM D. CORNELIUSON, has been a director of the Company since May 1999 and Chairman of the Board since February 2002. Mr. Corneliuson is President of B.C. Holdings, Inc., a private investment company. Mr. Corneliuson has been with B.C. Holdings, Inc. since 1993. From 1976 to 1993, Mr. Corneliuson was President, Co-Founder, and Vice Chairman of the Board of Strong/Corneliuson Capital Management, Inc. He was also co-founder of the Strong family of mutual funds.

          JAMES C. HAWLEY, has been a director of the Company since December 2006. Mr. Hawley is currently a Principal of Cincinnatus, Inc., a management advisory firm. Prior to his position at Cincinnatus, from May 2006 to July 2006, Mr. Hawley was the President and Founder of Bridge Road Business Advisors, Inc., a management advisory firm. Prior to his tenure as President of Bridge Road Business Advisors, Inc., Mr. Hawley served from February 2005 as Senior Vice President and from March 2005, Chief Financial Officer to April 2006, of MGI Pharma, Inc., a specialty pharmaceutical company; and from April 2003 to August 2004, Mr. Hawley served as Vice President, Chief Financial Officer, and Secretary of Cima Labs, Inc., a drug delivery and specialty pharmaceutical company. From 2000 to March 2003, Mr. Hawley was Vice President and Principal of Manchester Companies, Inc., a business advisory and investment banking company.
          FRANK A. KATAROW, has been a director of the Company since 2002. Since the resignation of the Company’s former Chief Executive Officer on September 21, 2006, Mr. Katarow has served as the Interim Chief Executive Officer. Mr. Katarow is also a consultant in the medical technology industry. Mr. Katarow had been the Chief Operating Officer of HomMed, LLC from October 2003 until their acquisition by Honeywell in December 2004. Prior to his position at HomMed, Mr. Katarow was President and Chief Operating Officer of BCI, Inc., a designer, manufacturer and distributor of patient monitoring equipment. Mr. Katarow was employed at BCI from October 1980 until October 2003, serving in various roles, including President and Chief Operating Officer from January 1993 to October 2003. BCI was sold in 1998 to Smiths Group, plc., a public company traded on the London exchange. Mr. Katarow served as President of Smiths Group’s Patient Monitoring Division and President of Smiths Group’s Veterinary Division for five years after the sale of BCI to Smiths Group.
Director Independence
          The Board of Directors has determined that each of Messrs. Corneliuson and Hawley and Dr. Aronson is an “independent director” in accordance with the corporate governance rules of the National Association of Securities Dealers because none of them have a relationship with Company other than (1) serving as a director and a Board of Director committee member and (2) having beneficial ownership of the Company’s common stock as disclosed in this Proxy Statement. Therefore, the Company currently has a majority of “independent directors.”
Meetings of Independent Directors
          Independent directors of the Company regularly meet in executive sessions outside the presence of management. The presiding director for these meetings is currently Mr. Corneliuson. Any interested party who wishes to make their concerns known to the independent directors may contact Mr. Corneliuson by sending a communication to the Secretary of the Company at the Company’s office in Arden Hills, Minnesota.
Departure of John Miclot
          On September 21, 2006, John Miclot resigned from the Company’s Board of Directors. As previously disclosed in the Company’s filings with the SEC, in connection with his resignation, Mr. Miclot submitted a letter to the Company indicating that that his resignation was prompted by his disagreement with the continuing members of the Board of Directors concerning the process followed and decisions reached by them regarding the development of the business and the resignation of Mr. O’Malley as Chief Executive Officer.
AUDIT COMMITTEE REPORT TO SHAREHOLDERS
          The Board of Directors has established an Audit Committee, whose members are Messrs. Corneliuson and Hawley and Dr. Aronson. The Board of Directors has determined that each of the members of the Audit Committee is “independent” as defined in Rule 4200 of the Nasdaq listing requirements. The information contained in this Audit Committee Report to Shareholders shall not be deemed “soliciting material” or to be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any other filing, in each case to the extent permitted by the rules and regulations of the Securities and Exchange Commission.

          With respect to fiscal year 2006, the Audit Committee:
•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with Carlin, Charron & Rosen LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•	received the written disclosures and the letter from Carlin, Charron & Rosen, LLP required by Independence Standards Board Standard No. 1, and has discussed with Carlin, Charron & Rosen, LLP its independence.
          Based on review and discussion references to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2006 and September 30, 2005, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

James C. Hawley, Chairman
Solomon Aronson, M.D.
William D. Corneliuson
INDEPENDENT ACCOUNTANTS
          On March 22, 2005, the Company engaged Carlin, Charron & Rosen LLP to serve as the Company’s independent public accountants for the fiscal year ended September 30, 2005. During the prior fiscal years, and through the date thereof, the Company did not consult Carlin, Charron & Rosen LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
          The Audit Committee has not yet formally engaged Carlin, Charron & Rosen LLP as the independent public accountants for the Company for the fiscal year ending September 30, 2007, but expects to do so during February 2007. Carlin, Charron & Rosen LLP served as our independent accountants for the fiscal years ending September 30, 2006 and 2005. It is expected that a representative of Carlin, Charron & Rosen LLP will not be present at the Annual Meeting.
          On March 29, 2005, the Audit Committee dismissed BDO Seidman, LLP as the Company’s independent public accountants. The reports issued by BDO Seidman, LLP on the Company’s financial statements for year ended September 30, 2004, the five month period from May 1, 2003 to September 30, 2003, and year ended April 30, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended September 30, 2004, the five month period from May 1, 2003 to September 30, 2003, and the fiscal year ended April 30, 2003 and through the date hereof, there were no disagreements with BDO Seidman, LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO Seidman’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

          The Audit Committee pre-approves all auditing services and the terms thereof and all non-audit services, provided that the pre-approval requirement is waived for any non-audit services if the “de minimus exception” set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 is satisfied.
          The following table sets forth the aggregate fees billed to the Company for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2006 and 2005, including the reviews of the financial statements included in the Company’s Form 10-Q filings and general accounting consultations, by the Company’s principal accounting firm, Carlin, Charron & Rosen LLP

	September 30,	September 30,
	2006	2005
Audit Fees	$78,036	$100,175	[1]

Audit Related Fees	$16,947	$17,455

Tax Fees	$13,186	$11,500

Financial Information System Design and Implementation Fees	—	—

All Other Fees	—	—

Total	$108,169	$129,130

(1)	Additional audit fees included $27,360 for the financial re-audit of prior year periods which were conducted by Carlin, Charron & Rosen LLP.

          “Audit Related Fees” are for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.
          “Tax Fees” includes (i) tax compliance, (ii) tax advice, (iii) tax planning and (iv) tax reporting.
          “All Other Fees” includes fees incurred with the filing of registration statements.
          Carlin, Charron & Rosen LLP or BDO Seidman did not provide any services related to financial information systems design and implementation during 2005 or 2006.
          Of the services described in the preceding table, all of such services were approved by the Audit Committee. The Audit Committee has considered whether the provisions of such services, including non-audit services, by Carlin, Charron & Rosen LLP and BDO Seidman, LLP is compatible with maintaining Carlin, Charron & Rosen LLP and BDO Seidman, LLP’s independence and has concluded that it is.
EXECUTIVE OFFICERS
     The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each executive officer who is not also a director are set forth below.

Name	Age	Position
Frank Katarow	48	Chief Executive Officer (interim)
Ramon L. Burton	56	Chief Financial Officer
Donna Lunak	53	Vice President and General Manager of the Manufacturing and Development Center of Excellence

          RAMON L. BURTON was appointed the Company’s Chief Financial Officer on December 27, 2006 with an employment start date of January 8, 2007. From December 2004 to December 2006 Mr. Burton worked as a consultant for Certes Financial and Ajion Legal in the fields of accounting, pension plans, and contracts. Prior to his work as a consultant, from October 2003 to December 2004, Mr. Burton practiced law out of his home office in Minnesota. From October 2002 to October 2003, Mr. Burton served as Chief Financial Officer and General Counsel for Minnesota Diversified Industries. From October 2000 to October 2002, Mr. Burton was the Chief Financial Officer of Sterion Medical Products.
          Donna Lunak has been the Company’s Vice President and General Manager of the Manufacturing and Development Center of Excellence since 2004. Previously, she was the Company’s Vice President of Quality Assurance, Regulatory Affairs and Customer Support.
EXECUTIVE COMPENSATION
          The following table sets forth certain information regarding compensation (including salary, bonuses, stock options and certain other compensation) earned by or awarded to Frank Katarow, the Company’s Interim Chief Executive Officer, Timothy J. O’Malley, the Company’s former President and Chief Executive Officer who departed on September 21, 2006, and Donna R. Lunak, the Company’s Vice President and General Manager of the Manufacturing and Development Center of Excellence, during the Company’s fiscal years ended September 30, 2006, 2005 and 2004. No other executive officer of the Company received total salary and bonus compensation in excess of $100,000 for fiscal years 2004, 2005 or 2006.
Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation
				Securities	All Other
Name and Principal		Salary	Bonus	Underlying	Compensation
Position	Period	($)	($)	Options[1]	($)

Frank Katarow	Fiscal year 2006[2]	4,038	—	10,000	—
Chief Executive Officer	Fiscal year 2005			10,000
(interim)	Fiscal year 2004	—	—	—	—

Timothy J. O’Malley	Oct. 1, 2005 - Sept. 21, 2006	270,000	135,000	—	15,837	[3]
Former President and Chief	Fiscal year 2005	251,250	54,000	—	—
Executive Officer	Fiscal year 2004	225,000	—	30,000	—

Donna R. Lunak	Fiscal year 2006	95,000	8,550	—	—
Vice President and General	Fiscal year 2005[4]	89,340		35,000	8,938	[5]
Manager

(1)	Number of shares of common stock subject to options that were granted during the specified year.

(2)	Mr. Katarow has served as a director of the Company since 2002. All Long Term Compensation shown in the table above are option awards to Mr. Katarow in his capacity as a non-employee director. Mr. Katarow was appointed as the Company’s Interim Chief Executive Officer on September 21, 2006.

(3)	All Other Compensation consisted of accrued vacation payout in connection with Mr. O’Malley’s departure.

(4)	Prior to fiscal year 2005, Ms. Lunak’s total compensation did not exceed $100,000.

(5)	All Other Compensation consisted of accrued vacation payout to Ms. Lunak as the result of a change in the Company’s vacation policy.

Option/SAR Grants In Last Fiscal Year
Option Grants. The following table sets forth certain information concerning the number of options to purchase of the Company’s common stock that were granted during fiscal year 2006 to the executive officers named in the above Summary Compensation Table.

		Individual Grants			Potential Realizable
Value at Assumed
	Number of	% of Total			Annual Rates of
	Securities	Options			Stock Price
	Underlying	Granted	Exercise		Appreciation for
	Options	to	Price	Expiration	Option Term(1)
Name	Granted	Employees	(per share)	Date	5%	10%
Frank Katarow	10,000	13.7	$3.03	2/26/16	$19,056	$48,290
Timothy J. O’Malley	—	—	—	—	—	—
Donna Lunak	—	—	—	—	—	—
(1)	Represents the value of the options granted at the end of such option’s term if the price of the Company’s common stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table.
Aggregated Option/SAR Exercises In Last Fiscal Year
And Fiscal Year-End Option/SAR Values
The following table sets forth certain information concerning each exercise of stock options during the year ended September 30, 2006 by the executive officers named in the above Summary Compensation Table and the aggregated fiscal year-end value of the unexercised options of such executive officers.

			Number of Unexercised		Value of Unexercised
			Securities Underlying		In-the-Money Options at
			Options at Fiscal Year-End		Fiscal Year-End[1]
	Shares	Value
	Acquired on	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Exercise

Frank Katarow	- 0 -	$- 0 -	40,000	10,000	$300	$- 0 -
Timothy J. O’Malley	- 0 -	$- 0 -	500,000	40,000	$13,300	$- 0 -
Donna R. Lunak	- 0 -	$- 0 -	88,750	38,750	$-0-	$- 0 -
(1)	Based on the differences between the closing price of our common stock at fiscal year-end and the option exercise price
Report of the Compensation Committee of the Board of Directors on Executive Compensation
          Objective of the Company’s Compensation Program. The Company’s executive compensation program is intended to attract, retain and reward executives who are capable of leading the Company through its development stage. The Company’s objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company’s stockholders.
          Like many other public companies, the Company uses a three-pronged approach to its compensation for each executive for the following twelve months. First, the executive’s base salary is intended to create a reasonably competitive minimum level of compensation for each executive for the following twelve months. Second, the Company maintains an incentive bonus program for executive officers and certain other members of management under which discretionary bonuses may be offered based upon the achievement of corporate and individual performance goals. The objective of the incentive bonus program is to reward executives for their past twelve months’ performance. Finally, the Company utilizes stock options granted under its Stock Option Plan as a long-term incentive for the executive officers as well as for other employees of the Company. The Company believes that stock options are important in aligning management and stockholder interests and in encouraging management to adopt a longer-term perspective. Accordingly, options generally provide for incremental vesting over a four-year period.

          Compensation Committee Procedures. The Company’s executive compensation program is administered under the direction of the Company’s Compensation Committee, which is currently composed of two non-employee directors. The Compensation Committee meets periodically and may consult by telephone at other times. The determinations of the Compensation Committee relating to the compensation of the Company’s executive officers and the granting of options are then approved or ratified by all of the non-employee directors.
          Factors Considered in Setting Compensation of the Chief Executive Officer. The Compensation Committee considers the Company’s financial performance, as measured by its gross revenues, to be a significant determinant in the Chief Executive Officer’s overall compensation package. In making its determinations, however, the Compensation Committee also considers a number of other factors which are not subject to precise quantitative measurement and which the Committee believes can only be properly assessed over the long term, such as further development of the Company’s products and building and managing an effective sales force to market these products.
          Timothy O’Malley had served as President and Chief Executive Officer of the Company from October 1999 through September 21, 2006. During this period, Mr. O’Malley oversaw the innovation of the Company’s products, the build-out of its manufacturing infrastructure and the development of its sales and marketing force. These efforts culminated with the launch of the Company’s Primo hand-held monitor in February 2006. When setting Mr. O’Malley’s 2006 salary and target bonus at the beginning of the year, the Compensation Committee considered the Company’s recent and near-term projected financial performance, as measured by its gross revenues, and the scheduled launch of the Primo.
          On September 21, 2006, Frank Katarow, then a director of the Company, was appointed to serve as its Interim Chief Executive Officer upon Mr. O’Malley’s departure. For his service during the remainder of fiscal 2006, Mr. Katarow received a one-time payment of $4,038 and will received a salary of $175,000 for his service during fiscal 2007. In October 2006, the Company announced it was consolidating its principal offices, manufacturing facility and research and development center to its Arden Hills, Minnesota facility. When determining fiscal 2007 compensation for Mr. Katarow, or any non-interim Chief Executive Officer if one is appointed, the Compensation Committee will consider the results of these consolidation efforts and other qualitative factors in addition to the Company’s gross revenues for the period.

COMPENSATION COMMITTEE
for 2006

William D. Corneliuson
Solomon Aronson, M.D.

Compensation Committee Interlocks and Insider Participation
          All executive officer compensation decisions are made by the Compensation Committee. At the end of Fiscal 2006, the Compensation Committee was comprised of Mr. Corneliuson and Dr. Aronson. John Miclot had served as a member of the Company’s Compensation Committee prior to his departure On September 21, 2006. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries and each member is considered independent as such term is defined in Rule 4200 of the Nasdaq listing requirements. The Company is not aware of any Compensation Committee interlocks.
Shareholder Return Performance Graph
          In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares the performance of the Company’s common stock on the Nasdaq Small Cap Market to an index for the Nasdaq Stock Market (U.S. Companies) prepared by Hemscott, Inc. and to Nasdaq stocks for companies with an SIC code of 3840-3849, which is for Surgical, Medical, and Dental Instruments and Supplies. The graph compares the cumulative total stockholder return as of the end of each of the Company’s last five fiscal years on $100 invested on April 30, 2001, and assumes reinvestment of all dividends.
Compare 5-Year Cumulative Total Return
Among Medwave, Inc.;
Nasdaq Market Index and Sic Code Indices
ASSUMES $100 INVESTED ON APR. 30, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING SEPT. 30, 2006

Employment Arrangements
          The Company has non-compete and confidentiality agreements with its employees. The Company does not have an employment agreement with, or key man life insurance on, any other individual.
          In connection with Mr. O’Malley’s resignation, the Company entered into a Resignation Agreement with Mr. O’Malley. Pursuant to the Resignation Agreement, Mr. O’Malley will receive a cash payment equal to twelve months of salary ($270,000) and the continuation of his medical benefits through September 30, 2007. Under the Resignation Agreement, Mr. O’Malley is deemed to have fully earned his target bonus for the fiscal year ending September 30, 2006. Pursuant to the Resignation Agreement, Mr. O’Malley will provide certain transitional assistance to the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of common stock (collectively, “Section 16 Persons”) to file reports of ownership and changes in ownership with the SEC and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
          Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 was required for such persons, the Company believes that during the fiscal year 2005, all filing requirements applicable to its Section 16 Persons were complied with, except that, on August 31, 2006, William D. Corneliuson belatedly filed a Form 4 for a previous sale of 500 shares of the Company’s common stock.
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
          The following table sets forth the beneficial ownership of shares of common stock of the Company on January 15, 2007, by each of the executive officers named in the Summary Compensation Table set forth in this Proxy Statement, by each director, by all directors and executive officers as a group and by all persons known by us to be beneficial owners of more than 5% of our common stock, based upon 13,104,280 shares of our common stock outstanding on January 26, 2007. Except as otherwise indicated, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares of common stock indicated. Except as noted below, the address of each person listed on the table in c/o Medwave, Inc., 4382 Round Lake Road West, Arden Hills, Minnesota 55112.

	Shares Beneficially
Name and Address of Beneficial Owner	Owned[1]
	Number	Percent
Hambrecht & Quist Capital Management LLC[2] 30 Rowes Wharf, Suite 430 Boston, MA 02110	1,596,715	12.2%
William D. Corneliuson[3] 1045 West Glen Oaks Lane, Suite 203 Mequon, WI 53092	1,168,050	8.7%
Frank Katarow[4]	50,000	*
Timothy J. O’Malley	12,450	*
Donna R. Lunak[5]	95,000	*
Solomon Aronson, M.D.[6]	39,500	*
James C. Hawley	500	*

All Current Executive Officers and Directors as a Group (5 persons)[7]	1,353,050	10.0%
* Represents less than 1% of the outstanding shares of common stock

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of January 15, 2007, or within 60 days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	The information reported is based on a Schedule 13G filed with the SEC on December 11, 2006 reporting beneficial ownership information

(3)	Includes (i) options to purchase 250,000 shares of common stock which are exercisable as of January 15, 2007, or will become exercisable within 60 days of such date, (ii) 84,250 shares of common stock held by Duchess Limited Partnership, an entity in which Mr. Corneliuson holds a pecuniary interest, (iii) 160,000 shares of common stock owned by a trust of which Mr. Corneliuson is a beneficiary and (iv) 6,000 shares of common stock owned by Mr. Corneliuson’s spouse. Mr. Corneliuson disclaims beneficial ownership of the 6,000 shares of common stock owned by his spouse.

(4)	Includes options to purchase 50,000 shares of common stock which are exercisable as of January 15, 2007, or will become exercisable within 60 days of such date.

(5)	Includes options to purchase 95,000 shares of common stock which are exercisable as of January 15, 2007, or will become exercisable within 60 days of such date.

(6)	Includes options to purchase 37,500 shares of common stock which are exercisable as of January 15, 2007, or will become exercisable within 60 days of such date.

(7)	Includes options to purchase 432,500 shares of common stock which is exercisable as of January 15, 2007, or will become exercisable within 60 days of such date.
EXPENSES OF SOLICITATION
          The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
          Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2008 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than October 22, 2007. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2008 Annual Meeting—other than one that will be included in the Company’s Proxy Statement—must notify the Company between November 20, 2007 and December 20, 2007. If a stockholder who wishes to present a proposal fails to notify the Company by October 22, 2007 and such proposal is brought before the 2008 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2008 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Medwave, Inc., 4382 Round Lake Road West, Arden Hills, Minnesota 55112, Attention: Secretary.
INCORPORATION BY REFERENCE
          To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Report of the Compensation Committee of the Board of Directors on Executive Compensation”, “Audit Committee Report to Shareholders” and “Shareholder Return Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

OTHER MATTERS
          The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE BY TELEPHONE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED BY TELEPHONE.

MEDWAVE, INC.
ANNUAL MEETING OF STOCKHOLDERS
Monday, March 19, 2007
1:00 p.m. (Local Time)
The St. Paul Hotel
350 Market Street
St. Paul, MN 55102

MEDWAVE, INC. 4382 Round Lake Road West, Arden Hills, MN 55112	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 19, 2007.
The undersigned hereby appoints Messrs. Ramon Burton and Frank Katarow, and each of them in the order named, proxies with full power of substitution to vote all shares of Common Stock of Medwave, Inc. of record in the name of the undersigned at the close of business on February 14, 2007, at the Annual Meeting of Stockholders of Medwave, Inc. to be held on March 19, 2007, or at any adjournment or adjournments, hereby revoking all former proxies.
See reverse for voting instructions.

COMPANY #

There are two ways to vote your Proxy
Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (CT) on March 16, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Medwave, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone, please do not mail your Proxy Card
ò Please detach here ò
The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of Directors:	01 William D. Corneliuson	☐	Vote FOR nominee	☐	Vote WITHHELD from nominee

2.	In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box     ☐      Indicate changes below:

Date

Signature(s) in Box

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.